EXHIBIT 10.3

The Employment contract dated as of October 1, 1999 between iEXALT, Inc., 4301 Windfern, Houston, TX 77041 ("Company"), and Ed Novak, P.O. Box 326, Galena, OH 43021, and individual ("Employee").

AGREEMENT

1. TERM. The term of this Employment contract shall be for a period of sixty (60) months to commence on October 1, 1999, and shall expire on October 1, 2004, unless terminated earlier pursuant to the provisions set forth below.
2. DUTIES. During the term of this employment contract, Employee shall perform such duties as may be assigned to him by Company's
         President. It is contemplated that Employee will serve as a Vice President and an executive officer of the Company and as the President of WordCross Enterprises, Inc. for as long as the Company elects to operate Christian Happenings as a subsidiary, during the entire term of this Employment Contract. Employee will use his best efforts to perform such duties to the best of his ability, and to the satisfaction of Company.
3. COMPENSATION. As full consideration for the performance by Employee of all of his obligations under this Employment Contract, Company shall make the payments and provide the benefits set forth below during the term of this Employment Contract (the "Compensation"):
         A. Salary: One Hundred Twenty Thousand Dollars ($120,000) (the "Salary") payable in periodic installments in accordance with Company's policy relating to the payment of salaries generally. Employee shall be entitled to receive increases to the Salary consistent with any increases provided to the other executive officers of the Company.
         B. Vacation: Employee shall be entitled to take four (4) weeks vacation during each calendar year.
         C. Healthcare, Bonus Plan, Stock Option, Profit-Sharing & Retirement
            Benefits: Employee shall be entitled to participate in the Company's Healthcare, bonus Plan, Stock Option, Profit-Sharing & Retirement plans, if any, immediately upon execution of this agreement.
         D. Other: Such other benefits as may from time to time be provided generally to executive officers of Company.
         E. Stock Options: Stock Options as set forth in the Acquisition Agreement executed between WordCross Enterprises and iEXALT, Inc.
4. PLACE OF PERFORMANCE. Employee shall perform his duties under this Employment Contract at the offices of the Company in Columbus, Ohio unless otherwise directed by the Board of Directors and in agreement with the Employee. Should Company and Employee agree to some form of relocation, Company will reimburse Employee for reasonable relocation expenses incurred by him. Should Employee's duties require him to travel, Company will reimburse Employee for reasonable expenses incurred by him in connection therewith in accordance with Company's policy with respect thereto.
5. TERMINATION UPON DEATH OR DISABILITY. The term of this Employment Contract shall terminate upon the death of Employee.
6. TERMINATION BY COMPANY FOR CAUSE. Company shall have the right to terminate the term of this Employment Contract by notice to Employee if:
         A. Employee is convicted of any crime or offense involving money or other property of the Company, or of any felony; or
         B. Employee engages in any misconduct that is injurious to Company or its reputation in the business community.
7. TERMINATION BY COMPANY WITHOUT CAUSE. Company shall have the right to terminate Employee without cause upon notice thereof. If Company terminates Employee under this Section 7, then employee shall be entitled to receive the Compensation as provided in Section 3 of this Employment Contract for the remaining term of the Employment Contract.
8. TERMINATION BY EMPLOYEE. Employee shall have the right to terminate the term of this Employment Contract by notice to Company if Company breaches this Employment Contract.
9. ARBITRATION. Any controversy or claim arising out of or relating to this Employment Contract, or the breach thereof, or otherwise relating to Employee's employment by Company, shall be settled by final and binding arbitration administered by the American Arbitration Association in Houston, Texas and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.
10. SEVERABILITY. If any of the covenants contained herein or any part thereof are hereafter construed to be invalid or unenforceable, the remainder of this Employment contract and any application of the other provisions of this Employment contract shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.
11. ENTIRE AGREEMENT; CHOICE OF LAW. This Employment Contract contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements or understandings, written or oral, with respect to such subject. The internal laws of the state of Texas without reference to its choice of law or conflicts of law provisions shall govern the validity, interpretation, construction, performance and enforcement of this Employment Contract.
12. MISCELLANEOUS. No provision of this Employment Contract may be modified, waived, or discharged unless such modification, waiver or discharge is agreed to in a writing signed by Employee and on behalf of Company by an officer other than Employee. No waiver by either party hereto at any time of any breach by the other party hereto or of compliance with any condition or provision of this Employment Contract to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions of conditions at the same time or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied, have been made by either party with respect to the subject matter hereof that are not set forth expressly in this Employment contract. This employment Contract shall be binding upon and shall inure to the benefit of any successors of the Company.

In witness whereof, this Employment Contract has been executed by the parties hereto in counterparts as of the date first written above.

iEXALT, Inc.

By    /S/ JONATHAN C. GILCHRIST
      Jonathan C. Gilchrist, Executive VP
      October 1, 1999

Employee:


      /S/ ED NOVAK
      Ed Novak
      October 1, 1999